Exhibit 23

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports incorporated by reference or included in this Form 10-K, into the Company's previously filed form S-8 Registration Statement No. 33-63254, No. 333 48213, No. 333-67141.

Arthur Andersen LLP

Denver, Colorado March 29, 1999